UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 2, 2012

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Banking Relationship With PNC Bank, National Association (“PNC”)

On November 2, 2012, the Company and PNC entered into a Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”) and other documents by which the Company and its subsidiaries refinanced substantially all of its existing indebtedness with Great Western Bank (the exception being a real estate loan for a facility in North Dakota with a current principal balance of $696,398).

The Credit Agreement provides for $16,000,000 in senior secured financing, consisting of a Term Loan in the original principal amount of $11,000,000 and a Revolving Credit Facility of $5,000,000. The Company has the option to pay variable interest rates on the loans of either

(a) PNC’s Alternative Base Rate (PNC Prime rate) plus 1.25% or

(b) a fixed rate equal to 1, 2, or 3 month LIBOR plus (i) 3.25% (Revolver) or (ii) 4.25% (Term Loan).

The Term Loan amortizes on a seven-year, straight-line basis, of equal monthly payments of $130,952, with the remaining principal due at maturity, November 2, 2015. Substantially all of the Company’s assets collateralize the obligations to PNC

Concurrent Equity Investment

The Credit Agreement required the Company to raise a minimum of $1,250,000 in additional equity prior to closing. The total equity raised was $1,994,800. The Company sold 5,699.428 Units to accredited investors at a price of $350 per Unit. Each Unit consisted of 1,000 shares of common stock and warrants to purchase 500 shares of common stock at $0.55 per share. Also, as required by the Credit Agreement, related party subordinated debt held by the Company’s chairman, in the principal amount of $1,477,760, was converted into 4,222 Units.

As a result of the additional equity offering and the conversion of the subordinated debt, the Company issued

•	9,921,428 shares of its common stock, and
•	Warrants to purchase an additional 4,960,714 shares of its common stock, exercisable through November 30, 2017 at $0.55 per share which may be exercised on a cashless basis.

The equity investors and the related party who converted subordinated debt entered into an investor registration rights agreement which provides that subject to various conditions, the holders have certain demand and piggy-back registration rights with respect to the shares of common stock issued as a portion of the Units and that may be acquired upon the exercise of the warrants.

Related Party Transaction

In addition to the new equity investment requirement, PNC imposed certain other conditions precedent to the closing of the Credit Agreement, These additional conditions precedent required that:

1.	Enservco’s chairman and principal shareholder (Michael D. Herman) personally guarantee $3,500,000 of the indebtedness;

2.	Mr. Herman collateralize his personal guarantee with shares of his personal stock ownership of another Company in which he owns an interest (which company is not affiliated with Enservco except through Mr. Herman’s common ownership); and

3.	Mr. Herman’s agreement to convert existing subordinated indebtedness in the amount of $1,477,760 owed to him by Enservco into equity (as described above). (At the same time, Enservco paid Mr. Herman accrued but unpaid interest on his subordinated indebtedness in the amount of approximately $45,000.)

In February 2012, the Enservco Board of Directors agreed to pay Mr. Herman $150,000 per year to compensate him for his guarantee of Enservco indebtedness to Great Western Bank. To compensate Mr. Herman for his agreement to continue to guarantee Enservco’s indebtedness to PNC and his other personal accommodations to facilitate the Credit Agreement, Enservco continued the $150,000 per year fee (payable monthly). The Board agreed to continue the payments of this fee to Mr. Herman for so long as he has any personal guarantees of Enservco’s indebtedness outstanding or he has pledged assets to collateralize Enservco’s indebtedness. This related party transaction was approved by the disinterested directors of Enservco.

Pro Forma Financial Information

As a result of completing the Credit Agreement, the Company has reclassified a portion of its line of credit borrowings and current portion of long-term debt as long-term debt based on the terms and conditions of the Credit Agreement. In total, $1,993,647 of the Company’s line of credit borrowings and $1,124,123 of its current portion of long-term debt was reclassified from current to long-term debt as of September 30, 2012 and is reflected in the balance sheet as of that date. In addition to these reclassifications the Company believes it appropriate to disclose other impacts of the Credit Agreement and associated transactions (equity raise, expenses, etc.) as pro forma, condensed financial statement information, by showing these impacts on the Company’s September 30, 2012 balance sheet information as shown below.

	September 30, 2012	Pro Forma Adjustments		Pro Forma as Adjusted
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current Assets	$6,052,106	$1,125,995	{a}	$7,178,101
Non-current Assets	15,801,965	572,107	{b}	16,374,072
TOTAL ASSETS	$21,854,071	$1,698,102		$23,552,173

LIABILITIES
Current Liabilities	$6,647,264	$(119,128)	{c}	$6,528,136
Long-Term Liabilities	12,488,040	(1,597,654)	{d}	10,890,386
TOTAL LIABILITIES	19,135,304	(1,716,782)		17,418,522

STOCKHOLDERS’ EQUITY
Common and Preferred Outstanding	108,894	49,608	{e}	158,502
Additional Paid-in-Capital	6,361,159	3,422,952	{f}	9,784,111
Accumulated Deficit	(3,751,286)	(57,676)	{g}	(3,808,962)
TOTAL STOCKHOLDERS’ EQUITY	2,718,767	3,414,884		6,133,651

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,854,071	$1,698,102		$23,552,173

{a} Current portion of deferred debt issuance costs (which debt issuance costs amounted to a total of $858,160) PLUS net cash received through funding of the Credit Agreement and sale of equity.
{b} Long-term portion of deferred debt issuance costs.
{c} Net line of credit borrowings under the PNC Revolving Letter of Credit (to pay closing and other fees under the PNC
Loan Agreement) LESS pay down of remaining GWB Revolving Letter of Credit through proceeds received through the additional equity offering to satisfy the conditions pursuant to the Credit Agreement LESS payment of accrued interest under the related party subordinated debt.
{d} Conversion of related party subordinated debt to Units (of common stock and warrants) to satisfy the conditions pursuant to the Credit Agreement.
{e} Issuance of common stock to accredited investors through an additional equity offering to satisfy the conditions pursuant to the Credit Agreement PLUS the issuance of common stock upon conversion of the related party subordinated debt to satisfy the conditions pursuant to the Credit Agreement.
{f} Additional paid-in-capital for the issuance of shares of common stock to satisfy the conditions pursuant to the Credit Agreement PLUS additional paid-in-capital for the issuance of common stock upon conversion of the related party subordinated debt to satisfy the conditions pursuant to the Credit Agreement PLUS additional paid- in-capital for the issuance of warrants (to accredited investors and holder of related party subordinated debt) to satisfy the conditions pursuant to the Credit Agreement
{g} Interest expense recorded for accrued interest upon payoff of GWB debt facilities.

Item 2.03. Creation of a Direct Financial Obligation

See Item 1.01, above, for a discussion of Enservco’s obligation to PNC Bank National Association pursuant to the credit facility described therein.

Item 3.02. Unregistered Sales of Equity Securities

1.	As noted above, concurrent with the closing of the Credit Agreement with PNC, the Company completed an equity financing as described below:

(a)	As noted above, concurrent with the closing of the Credit Agreement with PNC, the Company completed an equity financing resulting in gross cash proceeds of $1,994,800 (the “Offering”) pursuant to an offering exempt under Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, and Regulation D, Rule 506 issued thereunder. 5,699.428 Units were sold at $350 per Unit. Each Unit consisted of 1,000 shares of restricted common stock and warrants to purchase 500 shares of common stock at an exercise price of $0.55 per share, exercisable through the close of business (Denver, Colorado) on November 30, 2017. The Company’s president and chief financial officer (Rick D. Kasch) purchased 75 Units through his retirement account on the same terms as all other investors. The shares and warrants included in the Units are subject to a ratchet-based anti-dilution adjustment should the Company issue additional shares (other than in Exempt Issuances) at a price below $0.35 per share until after November 2, 2014.

(b)	The Units were all sold to persons who were accredited investors as that term is defined in the federal securities laws. The Company paid commissions in the amount of $46,515 cash to Kuhn’s Brothers Securities Corporation (“KBSC”) and $8,526 to Palladium Capital Advisors, LLC (“PCA”) for funds received from the investors introduced to Enservco by KBSC and PCA, respectively. In addition, the Company issued to KBSC and PCA warrants to acquire 426,307 shares and 23,149 shares, respectively, exercisable at $0.55 per share through November 30, 2017. Other than the payments to KBSC and PCA, no commission or other remuneration was paid in connection with the Offering. The KBSC Warrant was issued in reliance on the same exemptions as the securities issued on the Offering.

(d)	The Units issued to the investors, and the warrants to KBSC and PCA, were issued pursuant to the exemptions from registration under the Securities Act of 1933 found in Section 4(a)(2) thereof and Rule 506 thereunder, as well as in Section 4(a)(5) thereof in that each of the purchasers was an accredited investor, the offer was made without any form of advertising or general solicitation, and each of the accredited investors represented to Enservco that they acquired the Units and the underlying securities for investment purposes only and without a view toward further distribution.

(e)	The warrants are exercisable as described above. The holders of the shares issued in the Units and the warrants (including KBSC and PCA) have certain registration rights as set forth in the registration rights agreement.

2.	On October 31, 2012, Enservco also issued warrants to Pfeiffer-High Public Relations (“PHIR”) for investor relations services to purchase 225,000 shares of the Company’s common stock at $0.55 per share exercisable through November 30, 2017. The PHIR warrant was issued pursuant to Section 4(a)(2) of the Securities Act of 1933 thereof and Rule 506 thereunder, as well as in Section 4(a)(5) thereof. PHIR and its principals are accredited investors, and the offering to PHIR was done without any form of advertising or general solicitation. The shares underlying the PHIR warrants have certain piggy-back registration rights.

3.	In addition to the issuance of Units to the accredited investors as noted above and pursuant to the same exemptions, Enservco’s chairman, Michael D. Herman, converted outstanding subordinated debt into Units on the same terms as offered to the accredited investors. As a result Mr. Herman received 4,222 Units in satisfaction of $1,477,700 of subordinated convertible debt due him. Enservco paid Mr. Herman approximately $45,000 to compensate him for accrued but unpaid interest on the subordinated debt. No broker or dealer was involved in this transaction; no commissions were paid; and Enservco received no proceeds from this conversion. Mr. Herman’s units and rights under the registration rights agreement and warrant are identical to those of the equity investors.

Item 5.02 Compensatory Arrangements.

See the discussion above of the continuing guaranty fee that Enservco agreed to pay Michael D. Herman for his guarantee of a portion of the Company’s indebtedness to PNC.

Item 9.01 Financial Statements and Exhibits

(a)	No financial statements of businesses acquired must be filed with this Form 8-K

(b)	No pro forma financial information must be filed with this Form 8-K

(c)	This Form 8-K does not report any shell company transactions

(d)	Exhibits:

10.1	Credit Agreement with PNC
10.2	Form of Subscription Agreement
10.3	Form of Warrant Agreement
10.4	Form of Registration Rights Agreement
10.5	Press Release dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of November 2012.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President